Exhibit 99.1

Cleveland, Ohio, August 16, 2005 — On Thursday, August 11, 2005, TransDigm Inc. filed Form 10-Q with the SEC for the third quarter ended July 2, 2005.

TransDigm will hold a conference call on Tuesday, August 30th at 11:00 AM Eastern Time to discuss its third quarter 2005 results. Individuals wishing to participate in the conference call should dial 800.967.7187. A replay will be available beginning 1:00 PM on Tuesday, August 30th through 11:59 PM Tuesday, September 6th. To access the replay dial 888.203.1112 the passcode is 5438904.

TransDigm is a leading supplier of proprietary, highly engineered power systems and airframe components servicing the aerospace industry. Major products include ignition systems and components, gear pumps, electromechanical controls, actuators, batteries/chargers, engineered connectors and latches and lavatory hardware.

Any questions please contact Eileen M. Fallon at TransDigm 216.706.2939.